Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Rick Filippelli, President and CEO	Donald C. Weinberger/Alisa Steinberg (media)
TeamStaff, Inc.	Wolfe Axelrod Weinberger Associates, LLC
1 Executive Drive	212-370-4500
Somerset, NJ 08873	don@wolfeaxelrod.com
866-352-5304	alisa@wolfeaxelrod.com

TeamStaff, Inc. Reports Preliminary Second Quarter 2008 Results

Company Provides Update on Government Investigation

Somerset, N.J., April 18, 2008 – TeamStaff, Inc. (Nasdaq: TSTF), a national provider of healthcare, logistics and administrative staffing services, yesterday announced at its annual shareholder meeting, preliminary financial results for its fiscal 2008 second quarter ended March 31, 2008. The Company expects to post revenues of approximately $17.3 million and income from continuing operations of approximately $0.1 million, with corresponding earnings per diluted share ranging from $0.01 to $0.02. These results compare to revenue of $17.0 million and a loss from continuing operations of $1.0 million, or ($0.21) per diluted share in the second fiscal quarter of 2007. All per share information has been adjusted to reflect the Company’s one-for-four reverse stock split which will be effective with the opening of trading on Monday, April 21, 2008. TeamStaff will report its final second quarter 2008 financial results and provide more detailed information in its quarterly earnings release on or before May 15, 2008.

At the annual shareholder meeting, the Company also announced that it has recently been informed by a key Department of Justice (“DOJ”) official that the DOJ has no intent to charge TeamStaff or any of its subsidiaries or employees in connection with the federal investigation of contract practices at various government owned/contractor operated facilities. TeamStaff remains committed to cooperate with the DOJ’s continued investigation of other parties.

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of medical and administrative staffing through its two subsidiaries, TeamStaff Rx and TeamStaff Government Solutions. TeamStaff Rx is a leading provider of travel nursing and travel allied healthcare professionals. TeamStaff Rx operates throughout the U.S. and specializes in the supply of travel allied medical employees and travel nurses typically placed on 13 week assignments. TeamStaff Government Solutions specializes in providing medical, logistics and office administration/technical professionals through nationwide Federal Supply Schedule contracts with both the United States General Services Administration and the United States Department of Veterans Affairs. For more information, visit the TeamStaff web site at www.teamstaff.com.

This press release contains “forward-looking statements” as defined by the Federal Securities Laws. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to continue to recruit qualified temporary and permanent healthcare professionals and administrative staff at reasonable costs; our ability to retain qualified temporary healthcare professionals and administrative staff for multiple assignments at reasonable costs; our ability to attract and retain sales and operational personnel; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups and the United States government on terms attractive to us and to secure orders related to those contracts; our ability to demonstrate the value of our services to our healthcare and other facility clients; changes in the timing of hospital, healthcare facility clients’, physician practice groups’ and U.S. Government orders for and our placement of temporary and permanent healthcare professionals and administrative staff; our ability to successfully bid on government contract opportunities, to win the bids and then to fully implement the contracts once awarded; the process of government contracting in general including, but not limited to, the protest process, and the on-time commencement of government contracts awarded; the general level of patient occupancy at our hospital, healthcare facility clients’ and physician practice groups’ facilities; the overall level of demand for services offered by temporary and permanent healthcare staffing providers; the ability of our hospital, healthcare facility and physician practice group clients to retain and increase the productivity of their permanent staff; the variation in pricing of the healthcare facility contracts under which we place temporary and permanent healthcare professionals; our ability to successfully implement our strategic growth, acquisition and integration strategies; our ability to successfully integrate completed acquisitions into our current operations; our ability to manage growth effectively; our ability to leverage our cost structure; the performance of our management information and communication systems; the effect of existing or future government legislation and regulation; our ability to grow and operate our business in compliance with these legislation and regulations; the impact of medical malpractice and other claims asserted against us; the disruption or adverse impact to our business as a result of a terrorist attack; our ability to carry out our business strategy; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; the effect of recognition by us of an impairment to goodwill; the effect of adjustments by us to accruals for self-insured retentions and other one-time events and other important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. These factors are described in further detail in TeamStaff’s filings with the U.S. Securities and Exchange Commission. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding TeamStaff, Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.